UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018 (May 17, 2018)

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 17, 2018, Chatham Lodging Trust (the “Company”) held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)
for the election of trustees Miles Berger, Edwin B. Brewer, Jr., Thomas J. Crocker, Jack DeBoer, Jeffrey H. Fisher, C. Gerald Goldsmith, Robert Perlmutter, and Rolf E. Ruhfus to serve until our 2019 Annual Meeting of Shareholders and/or until their successors are duly elected and qualified;

(ii)	for the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2018; and

(iii)	for the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers.

All of the nominees were elected, the ratification to select the independent registered public accountants was approved, and the compensation of the Company’s named executive officers was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Against/Withheld	Abstain	Broker Non-Votes
C. Gerald Goldsmith	25,645,999	10,697,694	0	6,981,910
Rolf E. Ruhfus	35,875,975	467,718	0	6,981,910
Jeffrey H. Fisher	35,381,367	962,326	0	6,981,910
Thomas J. Crocker	22,600,248	13,743,445	0	6,981,910
Robert Perlmutter	35,815,829	527,864	0	6,981,910
Jack P. DeBoer	35,872,800	470,893	0	6,981,910
Miles Berger	35,869,175	474,518	0	6,981,910
Edwin B. Brewer, Jr.	35,885,982	457,711	0	6,981,910

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
41,617,877	1,638,755	68,971

Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,481,946	1,707,531	154,216	6,981,910

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

May 18, 2018	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer